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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-28613 and 333-28613-01 on Form S-4 of Tele-Communications, Inc. and TCI Music, Inc. of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996 appearing in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

June 10, 1997